Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 5 to Registration Statement No. 333-228453 of our report dated March 27, 2019, relating to the financial statements of Beyond Meat, Inc. appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.
/s/ Deloitte & Touche LLP
Los Angeles, California
April 22, 2019